                                                                   EXHIBIT 99.g6

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Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004 | GOLDMAN  |
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                          REGISTERED INVESTMENT COMPANY

                                CUSTODY AGREEMENT

GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, NEW YORK 10004

ATTENTION:  FUTURES SERVICES DEPARTMENT

     This Registered Investment Company Custody Agreement ("Agreement") is
entered into by the undersigned customer ("Customer"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act")
and Goldman, Sachs & Co. (collectively with its affiliates, "Goldman") on the date specified on the signature page below in connection with the Futures and
Options Account Agreement (the "Customer Agreement") between Goldman and
Customer. All capitalized terms not defined in this Agreement have the meanings specified in the Customer Agreement.

1.   MARGIN.

     Customer shall deposit and maintain initial margin in connection with each
Contract entered into by Customer pursuant to the Customer Agreement in accordance with and subject to the terms of the Customer Agreement. Goldman shall accept and hold such initial margin deposited by Customer subject to the terms and conditions of the Customer Agreement and this Agreement.

2.   GOLDMAN'S RESPONSIBILITIES AND REPRESENTATIONS.

     (a) Goldman represents that it is registered as a futures commission merchant ("FCM") under the CEA.

     (b) Goldman and Customer agree that (i) Goldman shall hold initial margin deposited by Customer in compliance with the requirements of section 4d(2) of the CEA and the rules thereunder or, if applicable, the requirements of rule
30.7 of the CFTC under the CEA; (ii) Goldman, as appropriate to Customer's transactions in Contracts and in accordance with the CEA and the rules and regulations thereunder, may place and maintain initial margin deposited by
Customer with another FCM (provided that such FCM is not an affiliated person
(as defined in the 1940 Act) of Customer or an affiliated person of such a person), a clearing organization as defined in rule 1.3(d) under the CEA
(including a clearing organization for a foreign board of trade), a bank, as defined in section 2(a)(5) of the 1940 Act, a banking institution or trust company that is incorporated or organized under the laws of a country other than the United States and that is regulated as such by the country's government or an agency thereof or a member of a foreign board of trade, and shall obtain an acknowledgment, as required under rules 1.20(a) or 30.7(c) under the CEA, as applicable, that such margin is held on behalf of Goldman's customers in accordance with the provisions of the CEA; and (iii) Goldman shall promptly furnish copies of or extracts from its records or such other information pertaining to Customer's assets as the Securities and Exchange Commission through its employees or agents may request.

3.   TERMINATION.

     This Agreement shall continue in effect for so long as the Customer
Agreement between Customer and Goldman remains in effect.

4.   AMENDMENT AND WAIVER; CUSTOMER AGREEMENT.

     No provision of this Agreement shall in any respect be waived or modified unless such waiver or modification is in writing and signed by authorized representatives of Customer and Goldman. Nothing set forth herein shall be construed to amend or modify the Customer Agreement in any respect, and the
Customer Agreement shall remain in full force and effect and shall be binding on and enforceable against the parties.

5.   SUCCESSORS; BINDING EFFECT.

     (a) This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective permitted successors and assigns.

     (b) This Agreement and the obligations of Customer hereunder may not be assigned or delegated by Customer without prior written consent of Goldman, and any purported assignment or delegation without such consent shall be void.
Goldman may not assign its rights nor delegate its obligations under this
Agreement, in whole or part, without the prior written consent of Customer, and any purported assignment or delegation without such consent shall be void, except for an assignment and delegation of all of Goldman's rights and obligations hereunder in whatever form Goldman determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Goldman's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such assignment and delegation of obligations, Goldman shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such assignment and delegation.

6.   GOVERNING LAW.

     THE CONSTRUCTION, VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT
SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO
CONFLICTS OF LAW PRINCIPLES).

7.   CONSENT TO JURISDICTION.

     Customer submits to the non-exclusive jurisdiction of the courts of the
State District of New York and of the Federal courts in the Southern District of
New York with respect to any proceeding arising out of or relating to this
Agreement or any transaction in connection herewith. Customer hereby waives irrevocably any objection to the jurisdiction of any such court which it might otherwise be entitled to assert in any proceeding arising out of or relating to this Agreement or any transaction in connection herewith.

8.   COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date:    2-6-06
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Name of Customer: AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. (on behalf of the
                  Portfolios listed in Schedule A)

By/Signature:     /s/ Charles A. Etherington              V.P.
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                  Name: Charles A. Etherington            Title: Vice President

                                   SCHEDULE A

                                 Dated: 2-6-06

   To Registered Investment Company Custody Agreement dated 2-6-06 ("RICC").

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

American Century Equity Income Fund (157-27789)
American Century Value Fund (157-22601)
American Century Mid Cap Value Fund (157-22370)
American Century Small Cap Value Fund (157-51102)
American Century Large Company Value Fund (157-57197)